Exhibit 10.22

SERVICE PROVIDER CONVERTIBLE NOTE PURCHASE AGREEMENT

This Service Provider Convertible Note Purchase Agreement (this “Services NPA”) is made as of August 29, 2019 between Virpax Pharmaceuticals, Inc. (the “Company”), and RRD International, LLC, (the “Service Provider”).

WHEREAS, the Company and the Service Provider are parties to that certain Master Services Agreement dated March 1, 2019 (the “MSA”), pursuant to which the Service Provider provides certain Services (as defined therein) to the Company;

WHEREAS, the Company and the Service Provider desire that certain compensation payable by the Company to the Service Provider pursuant to the MSA in consideration of Services performed pursuant to Work Order 2, Work Order 3 and Work Order 4 (as defined in the MSA and such Work Orders, the “Services NPA Work Orders”) be made by Company in the form of a convertible promissory note (the “Services Note”) of the Company; and

NOW THEREFORE, in consideration of the execution and delivery of this Services NPA and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services Note.

1.1. Issuance of Services Note. Subject to the terms and conditions of this Services NPA and in reliance upon the parties’ respective representations, warranties and agreements contained in this Services NPA and in the MSA (and its Services NPA Work Orders), upon the execution of this Services NPA the Company will sell and issue the Services Note to the Service Provider, which the Service Provider agrees to purchase from the Company in substantially the form attached here as Exhibit A.

1.2. Receipt of Services Note. Upon receipt of the Services Note, the Service Provider will promptly countersign it to acknowledge receipt of the Services Note and the Service Provider will deliver the fully executed Services Note to the Company.

2. Representations of the Company.

2.1. Authority. The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

2.2. Securities. The Services Note, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Services NPA, and any shares of capital stock or other equity securities issuable upon conversion of the Securities Note when issued, sold and delivered in compliance with the terms and for the consideration expressed in this Services NPA and the Services Note, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer set forth herein, or under applicable U.S. federal and state securities laws, liens or encumbrances created by or imposed by the Service Provider or restrictions described in the Company’s Subscription Agreement dated April 26, 2019 (the “Subscription Agreement”), and any other agreements entered into by and among the Company and its common stockholders which are then in effect (collectively, the “Stockholder Agreements”). Assuming the accuracy of the representations of the Purchaser in Section 3 of this Services NPA and subject to the filings described in the next sentence, the Services Note will be issued in compliance with all applicable U.S. federal and state securities laws and no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Services NPA, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner.

3. Representations of the Service Provider. The Service Provider hereby represents and warrants to the Company as follows:

3.1. Investment Representations. The Service Provider will acquire the securities which it may receive pursuant to this Services NPA for its own account, and each such security is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale in violation of the Securities Act. The Service Provider is aware that it may not sell or transfer any such security without registration under applicable federal and state securities laws, or the availability of appropriate exemptions therefrom, and that each such security will bear a restrictive legend or legends stating that the same has not been registered under applicable federal and state securities laws and referring to restrictions on its transferability and sale.

3.2. Knowledge, Experience and Due Diligence. The Service Provider is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and has substantial experience in making investment decisions of the type contemplated hereby. The Service Provider can bear the economic risks of this investment, can afford a complete loss of its investment and has no present need for liquidity in conjunction with the purchase of the Services Note. During the course of this transaction and prior to the sale of the Services Note hereunder, the Service Provider has had the opportunity to ask questions of, and has received satisfactory answers from, management of the Company concerning the terms and conditions of this investment and the business and operations of the Company.

3.3. Power and Authority. The Service Provider has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Services NPA. This Services NPA is a legal, valid and binding obligation of the Service Provider, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability affecting the enforcement rights and remedies of creditors and subject to the availability of the remedy of specific performance or injunctive or other equitable relief being subject to the discretion of the court before which any proceeding therefor may be brought.

3.4. Accredited Investor. The Service Provider is an “accredited investor” (as such term is defined in Rule 501 of Regulation D adopted under the Securities Act).

4. Conditions to the Obligations of the Company. The obligation of the Company to deliver the Services Note to the Service Provider under this Services NPA is subject to Service Provider’s having paid the Purchase Price (through the delivery of certain services to the Company), and delivered an executed Accredited Investor Questionnaire attached to the Subscription Agreement.

5. Miscellaneous

5.1. Amendment and Waiver. Any provision of this Services NPA may be amended, waived or modified with the written consent of the Company and the Service Provider.

5.2. Assignment.

(a) Generally. The Service Provider may not assign this Services NPA, the Services Note, or the securities issuable upon its conversion or any interest therein, to any other party (including a successor to the Service Provider’s business interests) without the prior written consent of the Company which consent shall not be unreasonably withheld.

(b) Effect of Prohibited Assignment. Any purported assignment or delegation in violation of this Section 6.2 shall be null and void.

5.3. Counterparts. This Services NPA may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

5.4. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable, such provision shall, to the extent permitted under applicable law, be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable law, unless such unenforceability impairs the fundamental purpose or expectations of the parties hereto. The provisions of this Services NPA are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, unless such unenforceability impairs the fundamental purpose or expectations of the parties hereto.

5.5. Entire Agreement. This Services NPA, the Services Note, and the MSA (including and Work Orders thereto), as amended, including any schedules and exhibits hereto and thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. Without limiting the foregoing, neither party hereunder has relied on any representation or warranty made by the other party that is not contained in this Services NPA.

5.6. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and the issuance and transfer of the Services Note.

5.7. Notices. Any notice required or permitted to be given hereunder by either Party hereunder shall be in writing (email permitted) and shall be deemed given on the date received by email or if delivered personally or by a reputable overnight delivery service, or three (3) days after the date postmarked if sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses:

If to RRD:	J. Scott Tarrant, President RRD International, LLC

7361 Calhoun Place, Suite 510

Rockville, MD 20855

With a copy to:	Raymond V. Lee, Esq., Vice President, Legal Affairs

If to RRD Partner:	Anthony P. Mack

Chairman and Chief Executive Officer

Virpax Pharmaceuticals, Inc

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

5.8. Governing Law. This Services NPA shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws rule or principle that would result in the application of the domestic substantive laws of any other jurisdiction.

5.9. Submission to Jurisdiction; Waiver of Jury Trial. The parties hereto (a) hereby irrevocably and unconditionally submit to the jurisdiction of the U.S. federal and state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Services NPA, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Services NPA except in the U.S. federal and state courts located within the geographic boundaries of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Services NPA or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Services NPA consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING UNDER OR RELATING TO ANY PROVISION OF THIS SERVICES NPA.

5.10. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

5.11. Expenses. Each party will bear its own costs, fees and expenses incurred in connection with this Services NPA.

5.12. Confidentiality. Each party agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than other than related to this Services NPA, the Services Note or the MSA) any confidential information obtained from the other pursuant to the terms of this Services NPA, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by the receiving party), (b) is or has been independently developed or conceived by the receiving party without use of the disclosing party’s confidential information, or (c) is or has been made known or disclosed to the receiving party by a third party without a breach of any obligation of confidentiality such third party may have to the disclosing party; provided, however, that the receiving party may disclose confidential information (i) to its attorneys, accountants, consultants, auditors and other professionals to the extent necessary to obtain their services in connection with this Services NPA, the Services Note or the MSA; (ii) to any prospective purchaser of any of the Company’s securities from the Service Provider, if such prospective purchaser agrees in writing with the Company to be bound by the provisions of this Section; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the receiving party in the ordinary course of business, provided that the receiving party informs such Person that such information is confidential; or (iv) as may otherwise be required by law, provided that the Service Provider promptly notifies the Company of such disclosure in advance, and takes reasonable steps to minimize the extent of any such required disclosure.

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IN WITNESS WHEREOF, the Company and the Service Provider have executed this Services NPA as of the date first written above.

COMPANY:

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Anthony P. Mack
Name:	Anthony P. Mack
Title:	Chairman & CEO

Date:	August 29, 2019

SERVICE PROVIDER:

RRD INTERNATIONAL, LLC

By:	/s/ Raymond V. Lee
Name:	Raymond V. Lee
Title:	VP Legal Affairs

Date:	August 30, 2019

Exhibit A

Form of Services Convertible Promissory Note

See Attached

EXHIBIT A

To Service Provider Convertible Note Purchase Agreement

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SERVICES CONVERTIBLE PROMISSORY NOTE

August 29, 2019

For value received, Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to RRD International, LLC (the “Service Provider”), the then current Principal Sum (as defined below) shown on the “Statement” attached hereto as Attachment 1 and executed by the Company and the Service Provider in addition to accrued and unpaid interest. The attached Statement may be superseded at any time and from time to time by one or more such written Statements, each executed by the Company and Service Provider, with each successive Statement superseding the preceding Statements, and being deemed a valid obligation of the Company; provided, however, that the principal amount of this Services Note shall at no time exceed four hundred thousand dollars ($400,000) (the “Maximum”); provided further that if the most recent such Statement purports to represent a principal balance in excess of such Maximum then such Statement shall be deemed invalid ab initio and the next most recent Statement executed by the Company and the Service Provider shall remain effective. This Services Note is issued pursuant to that certain Service Provider Convertible Note Purchase Agreement dated August 29, 2019 (the “Services NPA”). Capitalized terms not otherwise defined herein have the meaning given them in the Services NPA. This Services Note is subject to the following terms and conditions.

Interest Rate and Accrual. The Company promises to pay simple interest on the outstanding principal amount of this Note from the date first noted above (“Commencement Date”) until paid in full at the fixed rate of ten percent (10.0%) per annum. Interest shall be calculated on a 365-day year basis and shall be due and payable as set forth below.

Maturity. Unless earlier converted as provided in this Services Note, this Services Note shall be due and payable immediately without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and the Service Provider then may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Services Note and exercise any and all other remedies granted to the Service Provider at law, in equity or otherwise upon the earlier of: (a) the date of the Qualified Financing (as defined below); (b) an Event of Default (as defined below); or (c) a Change in Control (as defined below).

For purposes hereof, the term “Qualified Financing” shall mean a transaction prior to March 31, 2020 in which the Company issues and sells shares of its equity securities to one or more third parties in the amount of at least $1,500,000 USD in order to be considered a Qualified Financing event.

For purposes hereof, the term “Event of Default” shall mean: (i) any material breach or failure to perform any of the terms of the Master Services Agreement entered into between Company and RRD effective March 1, 2019 (the “MSA”); (ii) the Company executes a general assignment for the benefit of creditors; (iii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of a petition in bankruptcy or any petition for relief under the federal bankruptcy act that is filed against the Company for a period of 90 days or more; or (iv) the appointment of a receiver or trustee to take possession of the property or assets of the Company. The Company represents that it will notify the Service Provider, as soon as it becomes aware of an Event of Default.

For purposes hereof, the term “Change in Control” means (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company, prior to the merger or consolidation, do not own more than 50% of the total voting securities of the surviving entity; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition of assets to an Affiliate of the Company or a holder of securities of the Company.

Qualified Conversion.

Conversion. If on or prior to March 31, 2020 (the “Conversion Date”), a Qualified Financing has not occurred, then all outstanding principal under this Services Note shall be automatically converted into Qualified Securities as defined below.

Terms of Conversion. The number of shares to be issued upon such conversion (“Qualified Securities”) shall be equal to the quotient obtained by dividing (i) the then current entire principal amount of this Services Note and any accrued and unpaid interest by (ii) US $2.00 (the “Services Note Conversion Price”) and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions of the Subscription Agreement dated April 26, 2019 (the “Subscription Agreement”) and attached hereto as Attachment 2 and the Company’s certificate of incorporation and bylaws and other corporate governing documents. Upon such conversion of this Services Note, the Service Provider hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Securities, including a purchase agreement and other ancillary agreements, with representations and warranties and transfer restrictions (including but not limited to a lock-up agreement if in connection with an initial public offering and any additional restrictions relating specifically to the Service Provider).

Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Services Note. In lieu of any fractional share to which the Service Provider would otherwise be entitled, the Company will pay to the Service Provider in cash the amount of the unconverted principal balance and accrued and unpaid interest of this Services Note that would otherwise be converted into such fractional share. Upon conversion of this Services Note pursuant to the provisions hereof, the Service Provider shall surrender this Services Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue the number of shares to which the Service Provider is entitled upon such conversion, together with any other securities and property to which the Service Provider is entitled upon such conversion under the terms of this Services Note, including a check payable to the Service Provider for any cash amounts payable as described herein and shall deliver to the Service Provider, at such principal office, a notice of issuance upon request for the number of shares to which the Service Provider is entitled upon such conversion. Upon conversion of this Services Note, the Company will be forever released from all of its obligations and liabilities under this Services Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount

Agreement to Stockholder Agreements. This Note and securities issuable hereunder are subject to the restrictions and obligations that apply in the Subscription Agreement and any other agreements entered into by and among the Company and its common stockholders which may then become in effect (collectively, the “Stockholder Agreements”).

Payment. All payments shall be made in lawful money of the United States of America at such place as the Service Provider may from time to time designate in writing to the Company.

Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Services Note.

Action to Collect on Services Note. If action is instituted to collect on this Services Note, the Company promises to pay all of the Service Provider’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

Loss of Services Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Services Note or any Services Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Services Note (in the case of mutilation), the Company will make and deliver in lieu of such Services Note a new Services Note of like tenor.

Miscellaneous.

Governing Law. The validity, interpretation, construction and performance of this Services Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and the Service Provider shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Entire Agreement. This Services Note, together with the Services NPA and the documents referred to therein, constitute the entire agreement and understanding between the Company and the Service Provider relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

Amendments and Waivers. Any term of this Services Note may be amended with the written consent of the Company and the Service Provider except that the Service Provider may, in its sole discretion and upon written notice to Company, extend the date of the Conversion Date.

Successors and Assigns. The terms and conditions of this Services Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Service Provider. Notwithstanding the foregoing, the Service Provider may not assign, pledge, or otherwise transfer or convert this Note except in compliance with applicable securities laws and with the prior written consent of the Company (which consent shall not be unreasonably withheld), and provided further that before conversion of the Services Note, any holder, transferee, pledgee and/or assignee of the Services Note must agree in writing to the satisfaction of the Company to become bound by the Stockholder Agreements and failure of such holder, transferee, pledgee and/or assignee to become bound by the Stockholder Agreements shall make the transfer, pledge, assignment and/or conversion of the Services Note null and void. Subject to the preceding sentences, this Services Note may be transferred only upon surrender of the original Services Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Services Note for the same principal amount will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Services Note.

Notices. Any notice, demand or request required or permitted to be given under this Services Note shall be in writing and shall be deemed sufficient when delivered in the manner set forth in Section 6.7 of the Purchase Agreement.

Counterparts. This Services Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Services Convertible Promissory Note as of the date first set forth above.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Anthony P. Mack
Name:	Anthony P. Mack
Title:	Chairman & CEO

Address:	101 Lindenwood Drive, Suite 225
Malvern, PA 19355

AGREED TO AND ACCEPTED:

RRD INTERNATIONAL, LLC

By:	/s/ Raymond Lee
Name:	Raymond Lee
Title:	VP Legal Affairs

Address:	7361 Calhoun Place, Suite 510
Rockville, MD 20855

Attachments:

1.	Statement

Subscription Agreement dated April 26, 2019

Signature page of Virpax Services Convertible Promissory Note

ATTACHMENT 1
STATEMENT

The Principle Balance shall be equal to the amount of RRD fixed service fees owed by Virpax to RRD per the budgets below. For partial months, the amount owed shall be equal to the pro-rated amount of the services provided in such partial month calculated by multiplying the total amount of service fees for such month multiplied by (the day of the month upon which the service fee shall be calculated by the total number of days in such month).

	2019
	Jul	Aug	Sept	Oct	Nov	TOTAL
Work Order 2	$12,380	$18,760	$18,760	$18,760	$11,180	$79,840
Work Order 3	$14,920	$22,360	$21,880	$6,040	$5,560	$70,760
Work Order 4	$21,400	$32,440	$31,000	$9,160	$6,520	$100,520
TOTALS	$48,700	$73,560	$71,640	$33,960	$23,260	$251,120

ATTACHMENT 2
SUBSCRIPTION AGREEMENT DATED April 26, 2019